Exhibit 99.1

For Immediate Release

Abbott Media:

Melissa Brotz

(847) 935-3456

Scott Stoffel

(847) 936-9502

Abbott Investors:

John Thomas

(847) 938-2655

Tina Ventura

(847) 935-9390

AMO Media:

Steve Chesterman

(714) 247-8711

AMO Investors:

Sheree Aronson

(714) 247-8290

Abbott Expands Its Growing Medical Device Business with Acquisition of Advanced Medical Optics (AMO)

Adding an established global leader in ophthalmic care will provide long-term sustainable growth platform with more than $1 billion in annual sales

Acquisition gives Abbott a leadership position in another large and growing medical device segment

Abbott expects this transaction to be neutral to ongoing earnings per share in 2009 and accretive beginning in 2010

ABBOTT PARK, Ill., and SANTA ANA, Calif., Jan. 12, 2009 – Abbott (NYSE: ABT) and Advanced Medical Optics (AMO) (NYSE: EYE) announced today a definitive agreement for Abbott to acquire AMO for $22 per share in cash, for a total transaction value of approximately $2.8 billion, inclusive of estimated net debt at the time of closing. Based in Santa Ana, Calif., AMO is a global leader in ophthalmic care, comprised of three segments: cataract surgery, laser vision correction (LASIK), and eye care products. Globally, AMO holds the number one position in LASIK surgical devices, the number two position in the cataract surgical device market and the number three position in contact lens care products.

“Through superior vision care technologies and service, AMO has established itself as a leader in this multi-billion dollar medical device segment. With AMO, Abbott is enhancing and strengthening its diverse mix of medical device businesses and gaining a leadership position in another large and growing segment,” said Miles D. White, chairman and chief executive officer, Abbott. “Additionally, Abbott’s significant global presence will help drive growth opportunities for this business, especially in international markets, where favorable demographics are driving demand for advanced eye care procedures and products.”

“This transaction underscores the fundamental value of the AMO franchise, the talent and expertise of our global team, and the strength of our product offering, pipeline and strategy to provide refractive vision care for people of all ages,” said Jim Mazzo, chairman and chief executive officer, AMO, who will be remaining with Abbott as president, AMO. “Joining forces with Abbott will fortify our position as a global ophthalmic medical device leader and enhance our ability to serve eye care practitioners and patients around the world.”

-more-

Global Growth in Vision Correction
Population growth and demographic shifts are increasing demand for advanced vision care technologies across all geographies and age groups. For example, about 60 percent of people older than 60 have cataracts, which are the leading cause of vision loss among this age group. It is estimated that 700 million people globally are 60 years or older, and that number is expected to grow to one billion over the next decade.

“With AMO, Abbott will immediately become a global leader in vision,” said John M. Capek, executive vice president, Medical Devices, Abbott. “The business is poised for long-term growth, driven by advances in refractive surgery technologies, including LASIK, and an aging global population.”

Financial Terms

Under the terms of the agreement, Abbott will commence a tender offer by Jan. 26, 2009, to purchase all outstanding shares of AMO at $22 per share. The tender offer is conditioned on the tender of a majority of the outstanding shares of AMO’s common stock on a fully diluted basis. The $2.8 billion estimated value of the transaction is based on AMO’s approximately 62 million fully diluted shares outstanding, plus estimated net debt at the time of closing. The boards of directors of AMO and Abbott have approved the transaction. Abbott expects the transaction to be neutral to ongoing earnings per share in 2009, and accretive beginning in 2010, both before one-time transaction-related costs, which will be provided at a later date.

The transaction is subject to customary closing conditions, including antitrust clearances. Abbott and AMO expect the transaction to close in the first quarter of 2009.

Abbott Conference Call

Abbott will conduct a special conference call today at 8 a.m. Central time (9 a.m. Eastern time) to provide an overview of the transaction. The live Webcast will be accessible through Abbott’s Investor Relations Web site at www.abbottinvestor.com.

-more-

About Advanced Medical Optics (AMO)

AMO is focused on providing the full range of advanced refractive technologies and support to help eye care professionals deliver optimal vision and lifestyle experiences to patients of all ages. The company has operations in 27 countries and markets products in approximately 60 countries. For more information, visit the company’s Web site at www.amo-inc.com.

About Abbott

Abbott is a global, broad-based health care company devoted to the discovery, development, manufacture and marketing of pharmaceuticals and medical products, including nutritionals, devices and diagnostics. The company employs more than 68,000 people and markets its products in more than 130 countries.

Abbott’s news releases and other information are available on the company’s Web site at www.abbott.com.

Additional Information

The tender offer described in this press release has not yet commenced, and this press release is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Abbott will file a tender offer statement with the U.S. Securities and Exchange Commission (SEC). Investors and AMO security holders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement that will be filed by AMO with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s Web site at www.sec.gov.

AMO Forward-Looking Statements

Statements in this press release that refer to AMO’s estimated or anticipated future results such as statements from management, statements in the “Financial Terms” section and statements regarding business expectations are forward looking statements. All forward-looking statements by AMO in this press release reflect AMO’s current analysis of existing trends and information and represent AMO’s judgment only as of the date of this press release. Actual results may differ from current expectations based on a number of factors affecting AMO’s businesses including but not limited to the impact of the global economic downturn; unexpected changes in competitive, regulatory and market conditions; the performance of new products and the continued acceptance of current products; the execution of strategic initiatives; AMO’s ability to maintain a sufficient supply of products; litigation; and unexpected delays or impediments to the announced transaction.

-more-

In addition, matters generally affecting the domestic and global economy, such as changes in interest and currency exchange rates or consumer confidence indices, can affect AMO’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. AMO disclaims any intent or obligation to update these forward-looking statements. Additional information concerning these and other risk factors may be found in previous financial press releases issued by AMO. AMO’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in AMO’s 2007 Form 10-K filed in March 2008 and Form 10-Q filed in November 2008 that include information concerning these and other risk factors. Copies of press releases and additional information about AMO are available at www.amo-inc.com, or by contacting AMO’s Investor Relations Department by calling (714) 247-8455.

Abbott Forward-Looking Statements

Some statements in this news release may be forward-looking statements for the purposes of the Private Securities Litigation Reform Act of 1995. We caution that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,” to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2007, and in Item 1A, “Risk Factors,” to Abbott’s Quarterly Report on Securities and Exchange Commission Form 10-Q for the quarters ended June 30, 2008, and September 30, 2008, and are incorporated by reference. Statements regarding the prospects of AMO’s business following acquisition by Abbott are qualified by AMO’s forward-looking statement language appearing above. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments.

###